Exhibit 99

American Physicians Capital, Inc. Reports Third Quarter 2009 Results and Increases Cash Dividend

EAST LANSING, Mich.--(BUSINESS WIRE)--October 29, 2009--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced net income of $9.8 million or $.91 per diluted common share for the third quarter of 2009. This compares to net income of $11.2 million, or $.85 per diluted common share for the third quarter of 2008. Year-to-date, the Company has generated net income of $30.8 million or $2.73 per diluted common share in 2009, compared to $33.6 million or $2.53 per diluted common share in the first nine months of 2008. Also today, APCapital’s Board of Directors elected to increase its quarterly cash dividend by 9% to $0.09 per common share payable on December 31, 2009 to shareholders of record on December 11, 2009.

The 2009 year-to-date net income represents a return on beginning GAAP equity of 16.2%. At September 30, 2009, APCapital’s book value per share was $23.44, up 8.4% during 2009, with 10,424,706 shares outstanding.

“Careful underwriting, capital management and prudent investment strategy remain our focus,” said President and Chief Executive Officer R. Kevin Clinton. “We continuously look for positive growth and investment opportunities, but only at terms that are beneficial to the long-term success of our Company.”

Stock Split

As previously announced, on June 23, 2009, the Company’s Board of Directors declared a four-for-three stock split of its common shares to shareholders of record on July 10, 2009. Shares resulting from the stock split were distributed to shareholders on July 31, 2009. All share and per share numbers disclosed in this press release have been adjusted for this stock split.

Reaffirm Annual Guidance for 2009

“If current trends in frequency, severity and pricing remain stable in our book of business throughout the remainder of 2009, we continue to believe that we should report operating earnings for 2009 of at least $3.45 per diluted share, as adjusted for the recent stock split,” said Clinton.

The guidance and related assumptions are subject to the risks and uncertainties outlined in the Company’s Forward-Looking Statements section of this press release.

Consolidated Income Statement
(Dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Direct Premiums Written	$34,658	$37,820	$89,025	$97,935

Net Premiums Written	$33,344	$36,257	$85,453	$93,931

Net Premiums Earned	$28,260	$30,497	$85,948	$93,564
Incurred Loss and Loss Adjustment Expenses:
Current Accident Year Losses	23,549	24,085	70,585	73,373
Prior Year Losses	(8,865)	(7,548)	(27,176)	(22,971)
Total	14,684	16,537	43,409	50,402

Underwriting Expenses	6,674	6,366	21,125	20,005
Underwriting Income	6,902	7,594	21,414	23,157
Investment Income	7,375	8,886	23,593	28,078
Other Income (1)	166	180	601	(133)
Other Expenses	(820)	(990)	(2,638)	(3,322)
Pre-tax Income	13,623	15,670	42,970	47,780
Federal Income Taxes	3,872	4,502	12,142	14,195
Net Income	$9,751	$11,168	$30,828	$33,585

Loss Ratio:
Current Accident Year	83.3%	79.0%	82.1%	78.4%
Prior Year Development	-31.3%	-24.8%	-31.6%	-24.5%
Calendar Year	52.0%	54.2%	50.5%	53.9%

Underwriting Expense Ratio	23.6%	20.9%	24.6%	21.4%

Combined Ratio	75.6%	75.1%	75.1%	75.3%

(1) Includes realized gains and losses

Direct premiums written were $34.7 million in the third quarter of 2009, down $3.2 million or 8.4% from the same period a year ago. Year-to-date, direct premiums written are down $8.9 million or 9.1%. The declines in direct premiums written were the result of rate reductions based on lower claims frequency trends and competitive pressures. We insured 8,832 physicians at September 30, 2009, an increase from last quarter, but down from 9,068 insureds at year end 2008.

Net premiums earned in the third quarter of 2009 were down $2.2 million or 7.3% from the third quarter of 2008 and were down $7.6 million or 8.1% year-to-date. The decline in net premiums earned varied from the declines in direct premiums written due to the lag between premiums written and earned and a slight increase in the percentage of reinsurance premiums ceded.

Although direct premiums written and net premiums earned are down for the third quarter of 2009, our active share repurchase program has resulted in an increase in both direct premiums written and net premiums earned this quarter on a per share basis as compared to the third quarter of 2008.

The 2009 third quarter loss ratio was 52.0% with $8.9 million of positive development from prior accident years. For the nine months ended September 30, 2009, the loss ratio was 50.5% with $27.2 million of positive prior year development. On an accident year basis, the loss ratio for the first nine months of 2009 was 82.1%, up from the 78.4% reported in the same period of 2008. This increase in accident year loss ratio reflects our recent premium rate decreases.

Claim frequency continued to be at historically low levels, but has leveled off. The number of claims reported in the third quarter of 2009 was 237, similar to the 233 reported in the third quarter of 2008. Our open claim count is down 4.1% from December 31, 2008 to 1,359 outstanding claims at September 30, 2009. Our average paid claims have trended up slightly in recent quarters. Our average net case reserve is $173,800 at September 30, 2009 as compared to $166,500 at December 31, 2008.

The underwriting expense ratio was 23.6% in the third quarter of 2009 up from 20.9% in the third quarter of 2008. Year-to-date the underwriting expense ratio was 24.6% compared to 21.4% a year ago. These increases in the underwriting expense ratio are primarily the result of implementing our new policy and claims information system. Effective in the first quarter of 2009 we discontinued capitalizing internally developed system costs, and we are now amortizing costs previously capitalized. In addition, the decline in premium volume also increased the underwriting expense ratio. Other expenses were down $170,000 in the third quarter of 2009 and $684,000 year-to-date as compared to the same periods last year as a result of lower interest expense on our trust preferred debt.

Investments

Investment income was $7.4 million in the third quarter of 2009, down from $8.9 million for the same period in 2008. Our investment income for the first nine months of 2009 was down $4.5 million compared to the same period in 2008. Year-to-date our investment yield was 3.88% through September 30, 2009 compared to 4.43% through September 30, 2008. These decreases were primarily attributable to our increased position in tax-exempt securities, which typically have a lower yield than comparable taxable securities, and the decline in short-term interest rates. Year-to-date our pre-tax investment yield decreased 55 basis points to 3.88% for the first nine months of 2009 compared to 4.43% for the same period a year ago. However, as a result of the additional tax savings associated with the increase in our tax-exempt investment income, our year-to-date after tax-yield decreased only 27 basis points to 3.05% in 2009, as compared to 3.32% a year ago. Our bond portfolio continued to perform well with no impairments in 2009.

Balance Sheet and Equity Information

APCapital’s total assets were $969.9 million at September 30, 2009, down $36.0 million from December 31, 2008. At September 30, 2009, the Company’s total shareholders’ equity was $244.3 million, down $9.7 million from December 31, 2008. Our net income and investment market value gains have been more than offset by our use of $42.8 million of equity to repurchase our common shares and $2.7 million to pay shareholder dividends.

Capital Management

In the third quarter of 2009, APCapital repurchased 313,200 shares at an average cost of $30.60 per share. Year-to-date through September 30, 2009 we have repurchased 1,403,200 shares at an average cost of $30.47 per share. APCapital has the following outstanding share repurchase authorizations:

	Type of	(In thousands)
Date Approved	Repurchase	Amount	Amount
By Board	Plan	Authorized	Remaining (2)
June 23, 2009	Rule 10b5-1	$20,000	$9,509
October 2, 2009	Rule 10b5-1	$10,000	$10,000
February 7, 2008	Discretionary (1)	$25,000	$15,955
		$55,000	$35,464

(1)	All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the Company's normal trading window.
(2)	As of September 30, 2009.

The share repurchase program remains an integral part of APCapital’s capital management program. APCapital seeks to maintain an optimal, but flexible level of capital during this softer market cycle.

In the third quarter of 2009, the Board of Directors declared a third quarter cash dividend of $0.825 per common share, which was paid to shareholders on September 30, 2009.

Conference Call

APCapital will host a live conference call to discuss third quarter 2009 financial results on Friday, October 30, 2009 at 10:00 a.m. Eastern Time. Investors are invited to participate in our live call by dialing (888) 215-6825 or (913) 312-4373. A live webcast will also be available in a listen-only format on APCapital’s website, http://www.apcapital.com. An archived edition of the Webcast can be accessed by going to APCapital’s website and selecting “For Investors,” then “Webcasts.” For individuals unable to listen to the live conference call, a telephone replay will be available by dialing (888) 203-1112 or (719) 457-0820 and entering the conference ID code: 8078450. The replay will be available through 11:59 p.m. Eastern Time on Thursday, November 5, 2009.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results or use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

  increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;
  our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;
  market liquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate and may have other unforeseen consequences that we are currently unable to predict;
  an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;
  if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;
  our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;
  a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;
  changes in interest rates could adversely impact our results of operation, cash flows and financial condition;
  the unpredictability of court decisions could have a material adverse financial impact on our operations;
  our business could be adversely affected by the loss of one or more of our key employees;
  the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;
  our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;
  legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;
  applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;

  any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Return on Equity

As a way of evaluating our capital management strategies we measure and monitor our return on equity, or ROE, in addition to our results of operations. We measure ROE as our net income for the period divided by our total shareholders’ equity as of the beginning of the period. Other companies sometimes calculate ROE by dividing annualized net income by an average of beginning and ending shareholders’ equity. Accordingly, the ROE percentage we provide may not be comparable with those provided by other companies. We also use a modified version of ROE as the basis for determining performance-based compensation.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital’s underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company’s operations, APCapital’s decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital’s financial information to evaluate the success of APCapital’s underlying insurance operations.

In addition to APCapital’s reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital’s current underwriting performance. The accident year loss ratio excludes the effect of prior years’ loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

APCapital measures the performance of its investment portfolio through the use of both pre-tax and net of tax investment yields. Due to the federal income tax savings associated with state, municipal and other local government issued debt securities, and the attractive yields on these securities relative to Treasury securities with comparable durations, APCapital has increased its allocation of the overall investment portfolio into tax-exempt securities in recent years. As higher-yielding corporate, U.S. Government agency and mortgage-backed securities have matured, been called or paid down in recent years, the proceeds have been reinvested in tax-exempt securities, which typically have a lower pre-tax yield. The use of net of tax investment yields allows APCapital to monitor and measure investment performance on a more comparative basis by compensating for the decline in pre-tax yields on tax-exempt securities, with the benefit of the additional federal income tax savings.

Investment yield represents the average return on investments as determined by annualizing investment income for the period and dividing by the average ending monthly investment balance for the period. The use of the average of month ending balances may result in slightly skewed results for certain individual asset classes that are subject to fluctuations in a given month, such as cash and cash equivalents. However, APCapital believes that when calculated for the cash and invested asset portfolio in its entirety, the overall investment yield is an accurate and reliable measure for evaluating investment performance. APCapital’s calculation of investment yields may differ from those employed by other companies.

The following table shows the reconciliation of pre-tax investment yields and net of tax investment yields, in accordance with calculation described above. As a property and casualty insurance company, federal income tax law limits the tax benefit of exempt interest income APCapital may deduct to 85% of the exempt interest income.

	For the Nine Months Ended
	September 30,
	2009	2008
Pre-tax investment income	$23,593	$28,078
Less 85% of tax-exempt
investment income	(9,217)	(8,056)
Taxable investment income	14,376	20,022
Federal statutory tax rate	35%	35%
Federal income tax expense	$5,032	$7,008

Pre-tax investment income[1]	$31,457	$37,437
Federal income tax expense[1]	(6,709)	(9,344)
Net of tax investment income	$24,748	$28,093

Average invested assets	$810,694	$845,648

Pre-tax investment yield	3.88%	4.43%
Reduction in yield related to
federal income tax expense	-0.83%	-1.10%
Net of tax investment yield	3.05%	3.33%

[1]	These amounts represent corresponding amounts from the table immediately preceding, annualized to give effect to a full year's income.

Summary Financial Information
American Physicians Capital, Inc.

Balance Sheet Data	September 30,	December 31,
	2009	2008
	(In thousands, except per share data)
Assets:
Available-for-sale - bonds	$243,482	$222,941
Held-to-maturity - bonds	398,364	481,750
Other invested assets	27,206	24,320
Cash and cash equivalents	145,020	101,637
Cash and investments	814,072	830,648

Premiums receivable	31,588	34,024
Reinsurance recoverable	74,949	86,397
Deferred federal income taxes	15,342	18,573
Other assets	33,910	36,181
Total assets	$969,861	$1,005,823

Liabilities and Shareholders' Equity:
Unpaid losses and loss adjustment expenses	$625,036	$644,396
Unearned premiums	55,665	55,984
Long-term debt	25,928	25,928
Other liabilities	18,906	25,478
Total liabilities	725,535	751,786

Common stock	-	-
Additional paid-in-capital	-	-
Retained earnings	231,514	246,173
Accumulated other comprehensive income:
Net unrealized gains on investments,
net of deferred federal income taxes	12,812	7,864
Shareholders' equity	244,326	254,037

Total liabilities and shareholders' equity	$969,861	$1,005,823

Shares outstanding	10,425	11,749

Book value per share	$23.44	$21.62

Summary Financial Information
American Physicians Capital, Inc.

Income Statement
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except per share data)
Direct premiums written	$34,658	$37,820	$89,025	$97,935

Net premiums written	$33,344	$36,257	$85,453	$93,931

Net premiums earned	$28,260	$30,497	$85,948	$93,564
Investment income	7,375	8,886	23,593	28,078
Net realized gains (losses)	3	22	3	(686)
Other income	163	158	598	553
Total revenues	35,801	39,563	110,142	121,509

Losses and loss adjustment expenses	14,684	16,537	43,409	50,402
Underwriting expenses	6,674	6,366	21,125	20,005
Other expenses	820	990	2,638	3,322
Total expenses	22,178	23,893	67,172	73,729

Income before income taxes	13,623	15,670	42,970	47,780
Federal income tax expense	3,872	4,502	12,142	14,195
Net income	$9,751	$11,168	$30,828	$33,585

Adjustments to reconcile net income to operating income:
Net income	$9,751	$11,168	$30,828	$33,585
Addback:
Net realized (gains) losses, net of tax	(2)	(14)	(2)	446
Net operating income	$9,749	$11,154	$30,826	$34,031

Ratios:

Loss ratio (1)	52.0%	54.2%	50.5%	53.9%
Underwriting ratio (2)	23.6%	20.9%	24.6%	21.4%
Combined ratio (3)	75.6%	75.1%	75.1%	75.3%

Earnings per share data:

Net income
Basic	$0.92	$0.87	$2.77	$2.58
Diluted	$0.91	$0.85	$2.73	$2.53

Net operating income
Basic	$0.92	$0.87	$2.77	$2.61
Diluted	$0.91	$0.85	$2.73	$2.56

Basic weighted average shares outstanding	10,580	12,893	11,113	13,028
Diluted weighted average shares outstanding	10,750	13,153	11,293	13,290

(1)	The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.
(2)	The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.
(3)	The combined ratio is the sum of the loss and underwriting ratios.

Summary Financial Information
American Physicians Capital, Inc.

Selected Cash Flow Information
	Nine Months Ended
	September 30,
	2009	2008
	(In thousands)

Net cash from operating activities	$23,436	$25,736

Net cash from investing activities	$65,014	$38,815

Net cash for financing activities	$(45,067)	$(33,480)

Net increase in cash and cash equivalents	$43,383	$31,071

American Physicians Capital, Inc.
Supplemental Statistics
Medical Professional Liability

	Reported	Net Premium
Three Months Ended	Claim Count	Earned
		(In thousands)
September 30, 2009	237	$28,261
June 30, 2009	254	28,383
March 31, 2009	244	29,302
December 31, 2008	182	30,704
September 30, 2008	233	30,494
June 30, 2008	261	31,420
March 31, 2008	232	31,657
December 31, 2007	245	33,471
September 30, 2007	191	35,517
June 30, 2007	269	34,896
March 31, 2007	247	35,034
December 31, 2006	267	37,051
September 30, 2006	297	37,774
June 30, 2006	296	37,517
March 31, 2006	308	37,448

			Average Net
		Average Net	Paid Claim
	Open	Case Reserve	(Trailing Four
Three Months Ended	Claim Count	Per Open Claim	Quarter Average)

September 30, 2009	1,359	$173,800	$83,400
June 30, 2009	1,349	178,500	76,200
March 31, 2009	1,429	179,000	74,500
December 31, 2008 (1)	1,418	166,500	72,500
September 30, 2008	1,540	153,100	69,200
June 30, 2008	1,639	150,000	65,700
March 31, 2008	1,672	148,600	63,100
December 31, 2007	1,741	144,800	67,500
September 30, 2007	1,913	144,200	70,400
June 30, 2007	2,124	136,200	69,600
March 31, 2007	2,200	138,800	56,600
December 31, 2006	2,256	137,900	59,100
September 30, 2006	2,347	138,800	57,600
June 30, 2006	2,558	136,300	63,000
March 31, 2006	2,976	120,400	78,800

	Retention Ratio
	Nine Months Ended	Year Ended	Nine Months Ended
	September 30, 2009	December 31, 2008	September 30, 2008
Michigan	90%	87%	88%
Illinois	89%	88%	89%
Ohio	87%	85%	86%
New Mexico	89%	86%	87%
Kentucky	91%	90%	91%
Total (all states)	88%	87%	87%

(1) Excludes the effect of approximately $16.6 million of negative paid losses resulting from the commutation of the Company's 2005 medical professional liability reinsurance treaty.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
AVAILABLE-FOR-SALE DEBT SECURITIES			(in thousands)
States And Political Subdivisions
709141-Q5-7	PENNSYLVANIA ST	$10,018	$9,328	$9,000
196454-FL-1	CO DEPT TRANSN REV	7,553	6,899	6,575
718814-XK-7	PHOENIX ARIZ	7,283	6,589	6,300
95667Q-AN-6	WEST VA ST SCH BLDG AUTH REV	7,253	6,795	6,500
646135-2Y-8	NEW JERSEY ST TRANSN TR FD AUTH	7,193	6,786	6,500
646039-JA-6	NEW JERSEY ST	7,118	6,497	6,225
741701-VD-5	PRINCE GEORGES CNTY MD	6,960	6,274	6,000
928172-HL-2	VIRGINIA ST PUB BLDG AUTH	6,664	6,199	6,000
167723-BD-6	CHICAGO ILL TRAN AUTH	6,663	6,329	6,000
709141-Z7-3	PENNSYLVANIA ST	6,606	6,155	5,965
977056-8D-5	WISCONSIN ST	6,594	6,183	6,000
373383-N7-9	GEORGIA ST	6,234	5,738	5,485
391554-AP-7	GREATER ALBANY SCH DIST OR	5,757	5,225	5,000
592013-7M-2	METROPOLITAN GOVT NASHVILLE & DAV	5,721	5,207	5,000
186343-UR-8	CLEVELAND OHIO	5,692	5,347	5,050
419780-S5-1	HAWAII ST REF-SER DG	5,530	5,159	5,000
79575D-LQ-1	SALT RIV PROJ ARIZ AGRIC IMPT	5,504	5,222	5,000
575827-3X-6	MASSACHUSETTS ST CONS LN-SER C	5,503	5,184	5,000
594700-CA-2	MICHIGAN ST TRUNK LINE FD	5,479	5,168	5,000
527839-BY-9	LEWIS CNTY WASH PUB UTIL	5,474	5,172	5,000
181054-7U-5	CLARK CNTY NEV SCH DIST	5,462	5,156	5,000
452151-PZ-0	ILLINOIS ST	5,426	5,142	5,000
92817F-XF-8	VIRGINIA ST PUB SCH AUTH	5,409	5,161	5,000
972176-6H-9	WILSON CNTY TENN	3,523	3,258	3,075
972176-6J-5	WILSON CNTY TENN	3,334	3,168	3,005
665093-EF-3	NORTHERN COOK CNTY ILL SOLID WASTE	1,348	1,260	1,200
665093-EE-6	NORTHERN COOK CNTY ILL SOLID WASTE	1,336	1,258	1,200
969073-HN-8	WILL CNTY ILL CMNTY HIGH SCH	1,146	1,071	1,000
250092-F4-0	DES MOINES IOWA	1,107	1,034	1,000
615401-HU-3	MOON AREA SCH DIST PA	564	522	500
708796-AP-2	PENNSYLVANIA HSG FIN AGY	552	500	500
Subtotal States And Political Subdivisions		160,006	148,986	143,080

Corporate Securities
59156R-AU-2	METLIFE INC	7,812	7,028	7,000
459200-AL-5	INTERNATIONAL BUSINESS MACHS	6,977	6,344	6,000
904764-AG-2	UNILEVER CAP CORP	6,939	6,595	6,500
00508Y-AB-8	ACUITY BRANDS INC	6,555	6,497	6,500
002824-AS-9	ABBOTT LABS	6,420	5,995	6,000
084664-AD-3	BERKSHIRE HATHAWAY FIN CORP	6,347	5,775	6,000
26353L-JB-8	DU PONT E I DE NEMOURS & CO	6,313	5,696	6,000
369604-BC-6	GENERAL ELEC CO	6,158	5,389	6,000
210805-DP-9	CONTINENTAL AIRLS EETC	6,149	6,500	6,500
149123-BM-2	CATERPILLAR INC	5,348	4,744	5,000
456866-AK-8	INGERSOLL RAND CO	5,340	4,777	5,000
717081-CZ-4	PFIZER INC	5,311	4,994	5,000
24713@-AA-4	DELOITTE & TOUCHE USA LLP	3,966	4,000	4,000
45072G-AA-0	I-PRETSL II COMBINATION	2,176	2,176	2,176
369604-AY-9	GENERAL ELEC CO	1,055	970	1,000
075887-AS-8	BECTON DICKINSON & CO	533	481	500
Subtotal Corporate Securities		83,399	77,961	79,176

Mortgage-Backed Securities
393505-XC-1	GREEN TREE FINANCIAL CORP	77	87	87
Subtotal Mortgage-Backed Securities		77	87	87

TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES		$243,482	$227,034	$222,343

(1) = Available-for-sale debt securities are carried in the balance sheet at fair value.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES			(in thousands)
U.S. Government and Agency Obligations
31331S-JW-4	FFCB NOTE	15,014	14,953	15,000
Subtotal U.S. Government and Agency Obligations		15,014	14,953	15,000

States And Political Subdivisions
64711R-BD-7	NM FIN AUTH ST TRANSN REV	7,689	7,212	6,805
677519-SC-5	OHIO ST	7,390	6,878	6,615
29270C-HK-4	ENERGY N W WASH ELEC REV	7,383	6,822	6,500
341150-QU-7	FLORIDA ST	7,249	6,817	6,500
576002-AS-8	MASSACHUSETTS ST SPL OBLIG	7,342	6,803	6,500
645916-WU-7	NEW JERSEY ECONOMIC DEV AUTH REV	7,096	6,769	6,500
93974A-NH-3	WA ST REF-VAR PURP-SER R-03-A	6,895	6,667	6,500
736742-MA-2	PORTLAND ORE SWR SYS REV	6,867	6,515	6,000
167484-3S-1	CHICAGO ILL	6,662	6,359	6,000
576000-AZ-6	MASSACHUSETTS ST SCH BLDG AUTH	6,851	6,288	6,000
928109-JY-4	VIRGINIA ST	6,758	6,279	6,000
455393-AM-0	INDIANAPOLIS IND THERMAL ENERGY	6,396	6,261	6,000
040654-KT-1	ARIZONA ST TRANSN BRD HWY REV	6,637	6,237	6,000
647310-G3-9	NEW MEXICO ST SEVERANCE TAX	6,287	6,029	6,000
20772F-JN-1	CONNECTICUT ST	6,522	6,027	5,730
837147-XX-0	SC ST PUB SVC AUTH REV REF-SER D	6,046	5,669	5,430
341426-PT-5	FLORIDA ST BRD OF ED PUB ED-SER J	5,941	5,547	5,290
472682-LZ-4	JEFFSN CNTY ALA SWR REV CAP IMPT	5,638	5,402	5,230
591745-F5-8	METROPOLITAN ATLANTA RAPID TRAN	5,721	5,350	5,040
478700-B2-2	JOHNSON CNTY KANS UNI SCH DIST	5,649	5,324	5,000
181324-MB-7	CLARK CNTY WASH SCH DIST NO 119	5,535	5,261	5,000
262608-NQ-1	DU PAGE & WILL CNTYS ILL CMNTY SCH	5,616	5,224	5,000
677519-3S-7	OHIO ST	5,584	5,214	5,000
576004-ED-3	MASSACHUSETTS ST SPL OBLIG REV	5,517	5,202	5,000
442436-2F-7	HSTN TEX WTR & SWR SYS	5,601	5,183	5,000
199820-QY-0	COMAL TEX INDPT SCH DIST	5,386	5,169	5,000
604128-3H-9	MINNESOTA ST	5,529	5,165	5,000
46613Q-AM-6	JEA FLA ST JOHNS RIV PWR PK SYS	5,327	5,147	5,000
40785E-MW-3	HAMILTON SOUTHEASTERN IND CONS SCH	5,240	5,036	4,725
235416-ZU-1	DALLAS TEX WTRWKS & SWR SYS REV	5,081	4,618	4,455
385640-FG-7	GRAND IS NEB ELEC REV SYS	4,769	4,580	4,485
509228-EQ-1	LAKE CNTY ILL ADLAI E STEVENSON SCH	4,239	3,935	3,750
491552-PM-1	KENTUCKY ST TPK AUTH	3,909	3,640	3,500
040663-2J-4	ARIZONA ST UNIV REVS	3,699	3,418	3,220
927793-NT-2	RPAR HOLDINGS REF-US RT 58 CORRID	3,376	3,138	3,000
927793-NU-9	VIRGINIA COMWLTH TRANSN BRD	3,376	3,132	3,000
509228-ER-9	LAKE CNTY ILL ADLAI E STEVENSON SCH	3,164	2,919	2,795
040663-2K-1	ARIZONA ST UNIV REVS	2,983	2,794	2,645
259291-DD-1	DOUGLAS CNTY NEB SCH DIST NO 001	2,796	2,605	2,500
97705L-FZ-5	WISCONSIN ST	2,236	2,108	2,000
235416-A7-9	DALLAS TEX WTRWKS & SWR SYS REV	2,286	2,103	2,045
438670-FF-3	HONOLULU HAWAII CITY & CNTY	2,097	1,947	1,855
678519-FD-6	OKLAHOMA CITY OKLA	1,204	1,136	1,075
345874-PH-8	FOREST LAKE MINN INDPT SCH DIST	1,108	1,057	1,000
463813-GW-9	IRVING TEX INDPT SCH DIST	1,121	1,054	1,000
659048-CN-0	NORTH DAVIESS IND SCH BLDG CORP	1,123	1,043	1,000
718814-UE-4	PHOENIX ARIZ	1,088	1,034	1,000
93974A-NL-4	WA ST REF-VAR PURP-SER R-03-A	1,068	1,020	1,000
452001-WT-3	ILL EDL AUTH REVS	812	770	750
181211-DJ-9	CLARK CNTY WASH SCH DIST NO 101	629	594	570
263417-GJ-0	DU PAGE CNTY ILL CMNTY HS	549	532	520
341535-PW-6	FLORIDA ST BRD ED PUB ED	561	525	500
517840-WW-0	LAS VEGAS VALLEY NEV WTR DIST	544	522	500
799098-DD-7	SAN MIGUEL CNTY COLO SCH DIST	548	521	500
442352-AH-3	HOUSTON TEX AREA WTR CORP	551	520	500
040654-JV-8	AZ ST TRANSN BRD HWY REV SER B	554	519	500
51166F-AD-1	LAKELAND FLA ENERGY SYS REV	542	517	500
54811B-EP-2	LOWER COLO RIV AUTH TEX	514	509	500
159195-MY-9	CHANNELVIEW TEX INDPT SCH DIST	513	484	475
655181-BJ-3	NOBLESVILLE-SOUTHEASTN PUB LIBR	503	479	460
Subtotal States And Political Subdivisions		239,897	225,629	215,965

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES

		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES			(in thousands)
Corporate Securities
74740F-GF-7	QUAKER OATS CO	6,585	6,313	6,000
134429-AM-1	CAMPBELL SOUP CO	6,439	6,175	6,000
41011W-AH-3	HANCOCK JOHN GLOBAL FDG	6,292	6,156	6,000
855707-AB-1	ST AUTO FINL CORP SR NT	5,906	6,043	6,000
035229-CD-3	ANHEUSER BUSCH	4,414	4,338	4,310
438516-AK-2	HONEYWELL INTL INC	3,092	3,037	3,000
615337-AA-0	THE MONY GROUP	2,572	2,550	2,510
075887-AR-0	BECTON DICKINSON CO	1,000	1,000	1,000
751277-AM-6	RALSTON PURINA CO	501	501	500
Subtotal Corporate Securities		36,801	36,113	35,320

Mortgage-Backed Securities
31394N-4U-9	FHLMC MULTICLASS SER 2713	15,463	15,073	15,000
31394P-3P-6	FHLMC MULTICLASS SER 2740	15,394	15,066	15,000
31394K-AD-6	FHLMC MULTICLASS SER 2687	15,152	14,919	14,858
31395L-VJ-7	FHLMC MULTICLASS PREASSIGN 00465	14,382	13,680	13,586
31394M-A2-6	FHLMC MULTICLASS SER 2708	11,063	10,967	10,932
31394K-G6-5	FHLMC MULTICLASS SER 2693	10,196	10,035	10,000
31395K-CV-3	FHLMC MULTICLASS SER 2905	10,362	9,996	10,000
31395K-PG-2	FHLMC MULTICLASS SER 2903	7,080	7,010	7,047
31394W-HE-1	FHLMC MULTICLASS SER 2784	5,172	5,112	5,125
31393T-CP-9	FNMA REMIC TRUST 2003-92	3,666	3,612	3,644
31394G-H7-1	FHLMC REMIC SERIES 2649	3,665	3,494	3,592
31394Y-LZ-5	FHLMC MULTICLASS SER	2,745	2,666	2,684
31394G-N8-2	FHLMC REMIC SERIES 2659	2,307	2,272	2,296
31393D-DS-7	FNMA REMIC TRUST 2003-58	2,308	2,239	2,295
31394W-HQ-4	FHLMC MULTICLASS SER 2784	2,197	2,166	2,164
31394Y-NA-8	FHLMC MULTICLASS PREASSIGN	1,324	1,291	1,299
31395A-LR-4	FHLMC MULTICLASS SER 2807	1,074	1,080	1,066
31393Y-XE-0	FNMA REMIC SER 2004-45	883	881	881
31362J-E6-8	FNMA ARM #062257	58	58	58
36224V-H5-7	GNMA POOL #339652	35	34	32
36225A-ET-3	GNMA PLATINUM P/T 780146	10	10	9
31375A-G3-7	FNMA P/T 328818	6	6	6
31368H-US-0	FNMA ARM MEGA POOL #190593	2	2	2
Subtotal Mortgage-Backed Securities		124,544	121,669	121,576

TOTAL HELD-TO-MATURITY DEBT SECURITIES		$416,256	$398,364	$387,861

(2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

CUSIP	Description		Cost
CASH & CASH EQUIVALENTS			(in thousands)
31846V-41-9	FIRST AMER TREAS OBLIG		825
665278-70-1	NORTHERN INSTL FDS GOVT SELECT		132,281
Subtotal Money Market Funds			133,106

2470C2-ZE-8	DELL INC		10,495
89233G-XP-6	TOYOTA MOTOR CREDIT		1,000
Subtotal Commercial Paper			11,495

	CERTIFICATE OF DEPOSIT		100
	ZERO BALANCE CASH SWEEP ACCOUNTS		319
Subtotal Cash and CDs			419
TOTAL CASH & CASH EQUIVALENTS			$145,020

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, 517-324-6629
Investor Relations